Exhibit 99.2
AMEREN CORPORATION (AEE)
CONSOLIDATED STATEMENT OF INCOME
(Unaudited, in millions, except per share amounts)

	Three Months Ended March 31,
	2021	2020
Operating Revenues:
Electric	$1,156	$1,120
Natural gas	410	320
Total operating revenues	1,566	1,440
Operating Expenses:
Fuel	65	140
Purchased power	191	134
Natural gas purchased for resale	165	107
Other operations and maintenance	420	438
Depreciation and amortization	281	255
Taxes other than income taxes	128	125
Total operating expenses	1,250	1,199
Operating Income	316	241
Other Income, Net	46	21
Interest Charges	100	93
Income Before Income Taxes	262	169
Income Taxes	27	21
Net Income	235	148
Less: Net Income Attributable to Noncontrolling Interests	2	2
Net Income Attributable to Ameren Common Shareholders	$233	$146

Earnings per Common Share – Basic	$0.92	$0.59

Earnings per Common Share – Diluted	$0.91	$0.59

Weighted-average Common Shares Outstanding – Basic	254.4	246.4
Weighted-average Common Shares Outstanding – Diluted	255.9	248.1

AMEREN CORPORATION (AEE)
CONSOLIDATED BALANCE SHEET
(Unaudited, in millions)

	March 31, 2021	December 31, 2020
ASSETS
Current Assets:
Cash and cash equivalents	$6	$139
Accounts receivable - trade (less allowance for doubtful accounts)	464	415
Unbilled revenue	210	269
Miscellaneous accounts receivable	61	65
Inventories	467	521
Restricted cash	134	17
Current regulatory assets	367	109
Other current assets	114	118
Total current assets	1,823	1,653
Property, Plant, and Equipment, Net	27,307	26,807
Investments and Other Assets:
Nuclear decommissioning trust fund	1,010	982
Goodwill	411	411
Regulatory assets	1,249	1,100
Other assets	989	1,077
Total investments and other assets	3,659	3,570
TOTAL ASSETS	$32,789	$32,030
LIABILITIES AND EQUITY
Current Liabilities:
Current maturities of long-term debt	$8	$8
Short-term debt	889	490
Accounts and wages payable	581	958
Taxes accrued	128	82
Interest accrued	84	114
Current regulatory liabilities	225	121
Other current liabilities	392	407
Total current liabilities	2,307	2,180
Long-term Debt, Net	11,527	11,078
Deferred Credits and Other Liabilities:
Accumulated deferred income taxes and tax credits, net	3,253	3,211
Regulatory liabilities	5,230	5,282
Asset retirement obligations	705	696
Pension and other postretirement benefits	38	37
Other deferred credits and liabilities	452	466
Total deferred credits and other liabilities	9,678	9,692
Ameren Corporation Shareholders’ Equity:
Common stock	3	3
Other paid-in capital, principally premium on common stock	6,295	6,179
Retained earnings	2,850	2,757
Accumulated other comprehensive loss	—	(1)
Total Ameren Corporation shareholders’ equity	9,148	8,938
Noncontrolling Interests	129	142
Total equity	9,277	9,080
TOTAL LIABILITIES AND EQUITY	$32,789	$32,030

AMEREN CORPORATION (AEE)
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited, in millions)

	Three Months Ended March 31,
	2021	2020
Cash Flows From Operating Activities:
Net income	$235	$148
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	295	263
Amortization of nuclear fuel	—	23
Amortization of debt issuance costs and premium/discounts	5	5
Deferred income taxes and investment tax credits, net	26	23
Allowance for equity funds used during construction	(7)	(4)
Stock-based compensation costs	6	6
Other	8	17
Changes in assets and liabilities	(603)	(191)
Net cash provided by (used in) operating activities	(35)	290
Cash Flows From Investing Activities:
Capital expenditures	(694)	(636)
Wind generation expenditures	(193)	—
Nuclear fuel expenditures	(1)	(35)
Purchases of securities – nuclear decommissioning trust fund	(152)	(96)
Sales and maturities of securities – nuclear decommissioning trust fund	150	81
Other	1	2
Net cash used in investing activities	(889)	(684)
Cash Flows From Financing Activities:
Dividends on common stock	(140)	(122)
Dividends paid to noncontrolling interest holders	(2)	(2)
Short-term debt, net	399	175
Maturities of long-term debt	—	(85)
Issuances of long-term debt	450	465
Issuances of common stock	125	13
Redemptions of Ameren Illinois preferred stock	(13)	—
Employee payroll taxes related to stock-based compensation	(17)	(20)
Debt issuance costs	(3)	(3)
Other	(4)	—
Net cash provided by financing activities	795	421
Net change in cash, cash equivalents, and restricted cash	(129)	27
Cash, cash equivalents, and restricted cash at beginning of year	301	176
Cash, cash equivalents, and restricted cash at end of period	$172	$203